UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2009 (May 6, 2009)

SILVERADO GOLD MINES LTD.
(Exact name of Registrant as specified in charter)

British Columbia, Canada	000-12132	98-0045034
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

1111 West Georgia Street, Suite 1820
Vancouver, British Columbia, Canada V6E 4M3
(Address of principal executive offices)

Registrant’s telephone number, including area code: 1 (800) 665-4646

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SILVERADO GOLD MINES LTD.

This Current Report on Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management, as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01	Entry into a Material Definitive Agreement

On May 6, 2009, Silverado Gold Mines Ltd. (the “Registrant”) entered into an Equity Line Of Credit Agreement (the “Equity Line Agreement”) with Ashborne Finance Ltd., a British Virgin Islands corporation (“Ashborne”).

Pursuant to the Equity Line Agreement, the Registrant may issue and sell to Ashborne, at the Registrant’s sole option, shares of the Registrant’s restricted common stock in an aggregate amount equal to at least US $3,000,000 and up to US $100,000,000, subject to certain terms and conditions. The Equity Line Agreement allows the Registrant to deliver an Advance Notice to Ashborne at any time during the Commitment Period setting forth the amount of the Advance requested by the Registrant. The number of shares of common stock to be issued to Ashborne in respect of a particular Advance shall be determined by dividing the amount of the Advance by the Purchase Price (i.e., 70% of the Market Price if same is less than $1.00, or 80% of the Market Price if same exceeds $1.00) . An Advance Notice may not (i) set forth an amount that exceeds the Maximum Advance Amount (i.e., 15% of the aggregate daily trading volume of the Registrant’s common stock for the 20 consecutive Trading Days immediately preceding a particular Advance Notice Date), (ii) be delivered less than 20 Trading Days after the delivery of the preceding Advance Notice, or (iii) require an issuance of shares that would cause the aggregate number of shares of the Registrant’s common stock owned by Ashborne and its affiliates to exceed 9.99% of the then total number of issued and outstanding shares of the Registrant’s common stock.

Upon execution of the Equity Line Agreement, the parties immediately effected an Initial Advance pursuant to which the Registrant issued 25,000,000 shares of its restricted common stock to Ashborne at a per share purchase price of $0.01, resulting in aggregate proceeds to the Registrant of US $250,000. The Registrant also issued to Ashborne, as payment of the Commitment Fee under the Equity Line Agreement, 100,000,000 shares of its restricted common stock. The Equity Line Agreement grants the Registrant certain buyback rights with respect to the 125,000,000 shares issued to Ashborne. Both of the foregoing issuances were made under Rule 903 of Regulation S of the Securities Act of 1933 (the “Act”).

The Equity Line Agreement provides that if, during a period of six months following the issuance of common stock in respect of a particular Advance (the “Subject Advance”), the Registrant issues common stock or securities convertible or exchangeable into common stock (with the exception of any securities issued under Form S-8 registration statements or as a result of the exercise of common stock purchase warrants issued and outstanding as of the date of the Equity Line Agreement) at a price per share of less than the Purchase Price in respect of the Subject Advance (the “New Price”), then such Subject Advance shall be considered to have been effected at the New Price and the Registrant will, at its option, either (i) issue that number of additional shares of common stock to Ashborne, at no additional cost to Ashborne, that would have been issued to Ashborne had such Subject Advance been effected at the New Price, or (ii) pay to Ashborne an amount of cash representing the difference in price between the Subject Advance price per share and such New Price, multiplied by the number of Subject Advance shares issued. The foregoing provision does not apply, however, to the shares issued to Ashborne in respect of the Commitment Fee.

The Registrant granted an indemnification to Ashborne and the other Investor Indemnitees against all Indemnified Liabilities incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by the Registrant in the Equity Line Agreement or any other certificate, instrument or document contemplated thereby or thereby executed by the Registrant; (ii) any breach of any covenant, agreement, or obligation of the Registrant contained in the Equity Line Agreement or any other certificate, instrument, or document contemplated thereby or thereby executed by the Registrant; or (iii) any cause of action, suit or claim brought or made against such Investor Indemnitee based on misrepresentations or due to a breach by the Registrant and arising out of or resulting from the execution, delivery, performance, or enforcement of the Equity Line Agreement or any other instrument, document, or agreement executed pursuant thereto by any of the Investor Indemnitees.

The Registrant may terminate the Equity Line Agreement at any time after 60 days have passed from the date that all shares issued under the Equity Line Agreement are eligible to have their restrictive legends removed in accordance with applicable securities laws. Ashborne’s obligation to fund any Advance shall terminate permanently if the Registrant at any time fails to materially comply with the requirements of Article 7 of the Equity Line Agreement and such failure is not cured within 30 days after receipt by the Registrant of a written notice from Ashborne regarding such default.

All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Equity Line Agreement. The foregoing summary of the Equity Line Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Line Agreement, a copy of which is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

Regulation D

On March 27, 2009, the Registrant entered into Regulation D Subscription Agreements pursuant to which it sold and issued an aggregate of 38,000,000 shares of the Registrant’s restricted common stock under Rule 506 of Regulation D of the Act to two accredited investors for the aggregate purchase price of US $95,000.

On April 21, 2009, the Registrant entered into a Regulation D Subscription Agreement pursuant to which it sold and issued 1,000,000 units under Rule 506 of Regulation D of the Act to an accredited investor for the purchase price of US $10,000. Each such unit consists of one share of the Registrant’s restricted common stock and one warrant exercisable for a period of one year for the purchase of one share of the Registrant’s restricted common stock at a per share exercise price of US $0.02.

On April 22, 2009, the Registrant entered into a Regulation D Subscription Agreement pursuant to which it sold and issued 2,000,000 units under Rule 506 of Regulation D of the Act to an accredited investor for the purchase price of US $20,000. Each such unit consists of one share of the Registrant’s restricted common stock and one warrant exercisable for a period of one year for the purchase of one share of the Registrant’s restricted common stock at a per share exercise price of US $0.02.

On April 24, 2009, the Registrant entered into a Regulation D Subscription Agreement pursuant to which it sold and issued 1,000,000 units under Rule 506 of Regulation D of the Act to an accredited investor for the purchase price of US $10,000. Each such unit consists of one share of the Registrant’s restricted common stock and one warrant exercisable for a period of one year for the purchase of one share of the Registrant’s restricted common stock at a per share exercise price of US $0.02.

The Registrant completed the foregoing transactions in reliance upon the exemption from registration provided by Regulation D of the Act and the rules thereunder insofar as: (i) each of the investors was accredited within the meaning of Rule 501(a); (ii) the securities sold and issued were restricted by the Registrant in accordance with Rule 502(d); (iii) there were no more than 35 non-accredited investors in all of the transactions completed by the Registrant under Rule 506 within the six months preceding or following any of the transactions disclosed herein; (iv) the Registrant satisfied the information requirements set forth in Rule 502(b); and (v) none of the offers and sales were effected through any general solicitation or general advertising within the meaning of Rule 502(c).

Regulation S

On May 6, 2009, in accordance with the terms of the Equity Line Agreement, the Registrant completed the sale and issuance of 25,000,000 shares of its restricted common stock to Ashborne under Rule 903 of Regulation S of the Act for the purchase price of $250,000. As payment of the Commitment Fee under the Equity Line Agreement, on May 6, 2009, the Registrant also issued 100,000,000 shares of its restricted common stock to Ashborne under Rule 903 of Regulation S of the Act.

The Registrant completed the foregoing transactions pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the securities was completed in an “offshore transaction,” as defined in Rule 902(h) of Regulation S. The Registrant did not engage in any directed selling efforts (as defined in Regulation S) in the United States in connection with the sale of the securities. The investor represented to the Registrant that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. person. The investor also acknowledged that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or are exempt from the registration requirements of the Act. The investor agreed: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that the Registrant will refuse to recognize any transfer of the securities purchased unless such transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S under the Act and could not be resold without registration under the Act or pursuant to an applicable exemption from registration under the Act.

The Registrant paid a total of $25,000 in commissions to third parties in connection with the foregoing transactions.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Document
99.1	Equity Line Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 12, 2009	Silverado Gold Mines Ltd.

	By:	/s/ Garry L. Anselmo
Garry L. Anselmo
Chief Executive Officer